AMENDED AND RESTATED

BYLAWS

OF

ICU MEDICAL, INC.

______________________

AS AMENDED AND RESTATED JULY 29, 2016

ARTICLE I

Offices

Section 1.1   Registered Office.   The registered office shall be established and maintained with Corporation Trust Company, Corporation Trusts Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware.  The Corporation Trust Company shall be the registered agent of this corporation in charge thereof.

Section 1.2    Other Offices.   The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.1   Annual Meetings.   An annual meeting of stockholders shall be held for the election of directors and for such other business as may lawfully come before it at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time.

Section 2.2   Special Meetings.   Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, or the President of the corporation, but such special meetings may not be called by any other person or persons.

Section 2.3   Notice of Meetings.   Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, the purpose or purposes for which the meeting is called; the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting; and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting.  Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, except that where the matter to be acted on is a merger or consolidation of the corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty nor more than sixty days prior to such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at this or her address as it appears on the records of the corporation.  If the Board of Directors fixes a date for determining the stockholders entitled to notice of a meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

Section 2.4   Adjournments.   Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need to be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

Section 2.5   Quorum.   At each meeting of stockholders except where otherwise provided by law or the Certificate of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum.  In the absence of the meeting from time to time in the manner provided in Section 2.4 stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 2.6   Organization.   Meetings of stockholders shall be presided over by an officer of the corporation designated by the Board of Directors to serve as the chairman of the meeting.  The Secretary of the corporation shall act as secretary of the meeting, unless the chairman of the meeting appoints any other person to act as secretary of the meeting.

Section 2.7   Voting; Proxies.  Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him or her which has voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation.  At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect.  All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these Bylaws (including without limitation Section 8.6 of these Bylaws), be decided by the vote of the holders of a majority of the votes cast on the matter affirmatively or negatively.  For purposes of these Bylaws, a share present at the meeting but for which there is an abstention or as to which a stockholder gives no authority or direction as to a particular proposal, shall be counted as present for purpose of establishing a quorum but shall not be counted as a vote cast for or against the proposal.

Section 2.8   Fixing Date for Determination of Stockholders of Record.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to  receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  If no record date is fixed:  (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if the notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.9   List of Stockholders Entitled to Vote.  The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (or, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote on the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.  the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders referred to in this Section or the books of the corporation, or to vote in person or by proxy it any meeting of stockholders.

Section 2.10  Business Conducted at Meetings of Stockholders; Stockholder Proposals.  To be properly brought before any annual meeting of stockholders, the business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the annual meeting by a stockholder.  Such business, other than that specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors or otherwise properly brought before the annual meeting by or at the direction of the Board or Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation, which shall be the exclusive means for a stockholder to bring business before an annual meeting. To be properly brought before a special meeting of stockholders, business must be specified in the notice of the meeting (or any supplement thereto).

To be timely, in the case of a proposal brought before any annual meeting of stockholders by a stockholder seeking to have such proposal included in the corporation’s proxy statement or information statement, in addition to meeting any other applicable requirements, a stockholder’s notice must be delivered to the Secretary at the corporation’s principal executive offices not less than 120 days or more than 180 days prior to the first anniversary (the “Anniversary”) of the date on which the corporation first mailed its proxy materials (or, in the absence of proxy materials, its notice of meeting) for the previous year’s annual meeting of stockholders.  If the stockholder is not seeking the inclusion of such proposal in the corporation’s proxy statement or information statement, timely notice consists of a stockholder’s notice delivered to or mailed and received at the principal executive offices of the corporation not less than not less than 60 days or more than 90 days prior to the first Anniversary of the date on which the corporation first mailed its proxy materials (or, in the absence of proxy materials, its notice of meeting) for the previous year’s annual meeting of stockholders.  However, if the corporation did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year’s annual meeting, then in each case for notice by the stockholder to be timely, it must be delivered to the Secretary at the corporation’s principal executive offices not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such annual meeting is first made.  In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

Other than with respect to stockholder proposals relating to director nomination(s), which requirements are set forth in Section 3.3 below, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:  (i) a brief description of the business desired to be brought and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business and any other stockholder known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder and by any other stockholders known by such stockholder to be supporting such proposal, (iv) any material or financial interest of the stockholder in such business, (v) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below) or any member of such stockholder’s immediate family sharing the same household, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder, such Stockholder Associated Person or family member with respect to any share of stock of the corporation (each, a “Relevant Hedge Transaction”), and (vi) as to the stockholder giving the notice and any Stockholder Associated Person or any member of such stockholder’s immediate family sharing the same household, to the extent not set forth pursuant to the immediately preceding clause, (a) whether and the extent to which such stockholder, Stockholder Associated Person or family member has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (a “Derivative Instrument”), (b) any rights to dividends on the shares of the corporation owned beneficially by such stockholder, Stockholder Associated Person or family member that are separated or separable from the underlying shares of the corporation, (c) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, Stockholder Associated Person or family member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (d) any performance-related fees (other than an asset-based fee) that such stockholder, Stockholder Associated Person or family member is entitled to base on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date).

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.10.  The Chairman of the Board of Directors or other presiding officer shall, if the facts warrant, determine and declare at any meeting of the stockholders that business was not properly brought before the meeting in accordance with the provisions of this Section 2.10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to matters set forth in this Section 2.10.  Nothing in this Section 2.10 shall affect the right of a stockholder to request inclusion of a proposal in the corporation’s proxy statement or information statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III

Board of Directors

Section 3.1  General Powers.   The property, affairs and business of the corporation shall be managed under the direction of its Board of Directors, which may exercise all of the owners of the corporation, except such as are by law or by the Certificate of Incorporation or by these Bylaws expressly conferred upon or reserved to the stockholders.

Section 3.2  Number and Term of Office Removal.  The number of directors of the corporation shall be fixed from time to time as determined by resolution of the Board of Directors, but in no event shall the number of directors be less than three.

Section 3.3   Election of Directors.

(a)  At each meeting of the stockholders for the election of director, the directors to be elected at such meeting shall be elected by a plurality of votes given at such election.

(b)  In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors.  Nomination of persons for election to the Board of Directors may be made by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice provisions set forth in this Section 3.3.  Such nominations, other than those made by or at the direction of the Board of Directors or any nominating committee or person appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation, which shall be the exclusive means for a stockholder to make nominations whether or not the stockholder is seeking to have a nomination included in the corporation’s proxy statement or information statement under an applicable rule of the SEC, including, but not limited to, Regulation 14A or Regulation 14C under the Exchange Act.

To be timely, in the case of a nomination for an election occurring at any meeting of stockholders by a stockholder seeking to have such nomination included in the corporation’s proxy statement or information statement, in addition to meeting any other applicable requirements, a stockholder’s notice must be delivered to the Secretary at the corporation’s principal executive offices not less than 120 days or more than 180 days prior to the first Anniversary of the date on which the corporation first mailed its proxy materials (or, in the absence of proxy materials, its notice of meeting) for the previous year’s annual meeting of stockholders.  If the stockholder is not seeking inclusion of such nomination in the corporation’s proxy statement or information statement, timely notice consists of a stockholder’s notice delivered to or mailed and received at the principal executive offices of the corporation not less than not less than 60 days or more than 90 days prior to the first Anniversary of the date on which the corporation first mailed its proxy materials (or, in the absence of proxy materials, its notice of meeting) for the previous year’s annual meeting of stockholders.  However, if the corporation did not hold an annual meeting the previous year, the meeting is a special meeting, or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year’s annual meeting, then regardless of whether the stockholder is seeking to have the nomination included in the corporation’s proxy statement or information statement, for notice by the stockholder to be timely, it must be delivered to the Secretary at the corporation’s principal executive offices not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made.  In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

The stockholder’s notice relating to director nomination(s) shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of the corporation which are beneficially owned by the stockholder; (c) as to the stockholder giving the notice and any Stockholder Associated Person, to the extent not set forth pursuant to the immediately preceding clause, whether and the extent to which any Relevant Hedge Transaction has been entered into, and (d) as to the stockholder giving the notice and any Stockholder Associated Person, (1) whether and the extent to which any Derivative Instrument is directly or indirectly beneficially owned, (2) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (3) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (4) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to base on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date).  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.  No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.  These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of Preferred Stock.

The Board of Directors may reject any nomination by a stockholder not timely made or otherwise not in accordance with the terms of paragraph (b) of this Section 3.3.  If the Board of Directors reasonably determines that the information provided in the stockholder’s notice does not satisfy the informational requirements of this paragraph (b) in any material respect, the Secretary of the corporation shall promptly notify such stockholder of the deficiency in writing. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed ten days from the date such deficiency notice  is given to the stockholder, as the Board of Directors shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors reasonably determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this paragraph (b) in any material respect, then the Board of Directors may reject such stockholder’s nomination. The Secretary of the corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the requirements of this paragraph (b).

 Notwithstanding the foregoing provisions of this Section 3.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.3.

Section 3.4   Vacancies.   Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by the stockholders.  Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Director or by the stockholders.  A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until expiration of the term for which he was elected and until his successor shall have been elected and shall have qualified.  A director elected by the stockholders to fill a vacancy shall be elected to hold office until the expiration of the term for which he was elected and until his successor shall have been elected and shall have qualified.  The provisions of this Section 3.4 shall not apply to directors governed by Section 3.12 of this ARTICLE III.

Section 3.5   Resignations.   A director may resign at any time by giving written notice to the Board of Directors or to the Secretary.  Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

In addition, in an uncontested election of directors of the corporation, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall, within 10 days following the certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Nominating/Corporate Governance Committee of the Board of Directors (the “Committee”). As used in this Section 3.5, an “uncontested election of directors of the corporation” is an election in which the only nominees are persons nominated by the Board of Directors.

The Committee shall consider such tendered resignation and, within 60 days following the certification of the stockholder vote, shall make a recommendation to the Board of Directors concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board of Directors, the Committee shall consider all factors deemed relevant by the members of the Committee.

The Committee also shall consider a range of possible alternatives concerning the director's tendered resignation as the members of the Committee deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Committee to have substantially resulted in the “withheld” votes.

The Board of Directors shall take formal action on the Committee's recommendation no later than 90 days following the certification of the stockholder vote. In considering the Committee’s recommendation, the Board of Directors shall consider the information, factors and alternatives considered by the Committee and such additional information, factors and alternatives as the Board of Directors deems relevant.

Following the Board of Directors’ decision on the Committee’s recommendation, the corporation, within four business days after such decision is made, shall publicly disclose, in a Current Report on Form 8-K filed with the Securities and Exchange Commission, the Board of Directors’ decision, together with an explanation of the process by which the decision was made and, if applicable, the Board of Directors’ reason or reasons for its decision.

No director who, in accordance with this Section 3.5, is required to tender his or her resignation shall participate in the Committee’s deliberations or recommendation, or in the Board of Directors’ deliberations or determination, with respect to accepting or rejecting his or her resignation as a director. If a majority of the members of the Committee received a greater number of votes “withheld” from their election than votes “for” their election, then the independent directors then serving on the Board of Directors who received a greater number of votes “for” their election than votes “withheld” from their election, and the directors, if any, who were not standing for election, shall appoint an ad hoc committee of the Board of Directors from among themselves (the “Ad Hoc Committee”), consisting of such number of directors as they may determine to be appropriate, solely for the purpose of considering and making a recommendation to the Board of Directors with respect to the tendered resignations. The Ad Hoc Committee shall serve in place of the Committee and perform the Committee's duties for purposes of this Section 5.3. Notwithstanding the foregoing, if an Ad Hoc Committee would have been created, but fewer than three directors would be eligible to serve on it, the entire Board of Directors (other than those directors whose resignations are being considered) shall make the determination to accept or reject the tendered resignation without any recommendation from the Committee and without the creation of an Ad Hoc Committee.

Section 3.6   Regular Meetings.   Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 3.7  Special Meetings; Notice.   Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the President or by any two directors.  Two days’ notice of special meeting shall be given by the person or persons calling the meeting.  Notice may be given in writing by mail, telegram, telex, facsimile or personal delivery, or orally in person or by telephone.

Section 3.8  Telephonic Meetings Permitted.   Members of the Board of Directors, or any committee designated by the Board of directors, may participate in a meeting of such Board of committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

Section 3.9   Quorum; Vote Required for Action.   At all meetings of the Board of Directors, a majority of the whole Board of directors shall constitute a quorum for the transaction of business.  The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except in cases in which the Certificate of Incorporation or these Bylaws require the vote of a greater number.

  Section 3.10   Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.11  Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Director or committee.

Section 3.12   Directors Elected by Special Class or Series.  To the extent that any holder of any class or series of stock other than Common Stock issued by the corporation shall have the separate right, voting as a class or series, to elect directors, the directors elected by such class or series shall be deemed to constitute an additional class of directors and shall have a term of office for one year or such other period as may be designated by the provisions of such class or series providing such separate voting right to the holders of such class or series of stock, and any such class of directors shall be in addition to the classes otherwise provided for in the Certificate of Incorporation.  Any directors so elected shall be subject to removal in such manner as may be provided by law or by the Certificate of Incorporation of this corporation.

ARTICLE IV

Committees

Section 4.1   Committees.   The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designated one or more committees, each committee to consist of one or more of the directors of the corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare  a dividend or  authorize the issuance of stock.

Section 4.2  Committee Rules.   Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business.  In the absence of such rule each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to ARTICLE III of these Bylaws.

ARTICLE V

Officers

Section 5.1   Executive Officers; Election; Qualification; Term of Office; Removal; Vacancies.    The Board of Directors shall choose a President and Secretary, and it may, if it so determines, choose a Chairman of the Board from among its members.  The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers.  Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Any officer may resign at any time upon written notice to the corporation.  The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation.  Any number of offices may be held by the same person.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 5.2   Other Officers and Agents.  The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determine from time to time by the Board of Directors.

Section 5.3   Chairman.   The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders, if present thereat, and shall preside at all meetings of the Board of Directors, if present thereat, and he or she shall have and perform, such other duties as from time to time may be assigned to him or her by the Board of Directors.  If there is no President, the Chairman of the Board of Directors shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.4.

 Section 5.4   President.   Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board of Directors, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have the general powers and duties of supervision and management as generally pertain to the office of chief executive and as are usually vested in the chief executive officer of a corporation, including general supervision, direction and control of the business and the officers of the corporation.  The President shall have and perform such other powers and duties as may be assigned to him or her by the Board of Directors or the Chairman.

Section 5.5   Vice President.   Each Vice President shall have such powers and shall have and perform such duties as shall be assigned to him or her by the Board of Directors.  In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of , and be subject to all the restrictions upon the President.

Section 5.6   Treasurer.   The Treasurer shall be the Chief Financial Officer of the corporation and have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursement in books belonging to the corporation.  He or she shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or the President, shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transaction as Treasurer and of the financial condition of the corporation and shall have and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors.

Section 5.7   Secretary.   The Secretary shall give, or cause to be given notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws.  He or she shall record, or cause to be recorded, minutes of the meetings of the stockholders, the Board of directors and committees of the Board of Directors in minute books to be kept by him or her for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors.  He or she shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, a share register or duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificate issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.  He or she  shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same.

Section 5.8  Assistant Treasurers and Assistant Secretaries.  Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

ARTICLE VI

Stock

Section 6.1   Certificates.   every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, if any, shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.2   Transfer of Shares.   The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized  attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock transferred books and ledgers, or to such other person as the Board of Directors may designate, by whom  they shall be cancelled, and new certificates shall thereupon be issued.  A record shall be made of each transfer.

Section 6.3  Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.   The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost , stolen or destroyed certificate, or his or her legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged lost, theft  or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII

Indemnification of Directors and Officers

Section 7.1   Right Indemnification.   The corporation (a) shall indemnify and hold harmless each person who was or is a party to or involved in, or who was or is threatened to be made a party to or involved in any action, suite, or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was serving at the request of the corporation as a director, officer, or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, in each case, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or an agent, to the fullest extent authorized by Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment) against all expenses, liability, loss (including attorneys’ fees, judgments fines, ERISA excise taxes, or penalties), amounts paid or to be paid in settlement and amounts expended in seeing indemnification granted to such person under applicable law, these Bylaws or any agreement with the corporation reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit or his or her heirs, executors, and administrators; provided, however, that, except as provided in Section 7.2 of this ARTICLE VII, the corporation shall indemnify any such person seeking indemnity in connection with an action, suit, or proceeding (or part thereof) initiated by such person only if such action, suit, or proceeding (or part thereof) was authorized by the Board of Directors of the corporation.  The corporation shall pay to any person having a right indemnification under this Section 7.1 and may pay to any person who may be indemnified under this Section 7.1 expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

Section 7.2  Right to Sue.  The right of any person having a right to indemnification under Section 7.1 of this ARTICLE VII shall be a contract right.   If a claim for indemnification by a person having a right to indemnification under Section 7.1 is not paid in full by the corporation within twenty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for such expenses incurred in defending any proceeding in advance to its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Corporation Law, nor an actual determination by the corporation (including its board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section  7.3   Not-Exclusivity of Rights.   The rights conferred on any person in Section 7.1 and 7.2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholder or disinterested directors, or otherwise.

Section 7.4   Insurance.   The corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 7.5   Effect of Amendment.   Any amendment, repeal or modification of any provision of this ARTICLE VII which reduces or eliminates the rights of any director, officer, employee or agent under this ARTICLE VII shall apply only to acts, omissions events or occurrences that take place after the effectiveness of such amendment, repeal or modification, regardless of when any action, suit or proceeding is commenced, and shall not affect the rights of any director, officer, employee or agent with respect to acts, omissions, events or occurrences that take place prior to the effectiveness of such amendment, repeal or modification.

ARTICLE VIII

Miscellaneous

Section 8.1  Fiscal Year.   The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

Section 8.2  Seal.   The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 8.3  Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver or notice.

Section 8.4  Interested Directors.  Any director or officer individually, or any partnership of which any director officer may be a member, or any corporation or association of which any director or officer may be an officer, director, trustee, employee or stockholder, may be party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated.  Any director of the corporation who is so interested, or who is also a director, officer, trustee, employee or stockholder of such other corporate or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contraction or transaction, with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such other corporation or association or not so interested or a member or a partnership  so interested; provided that in case a director, or a partnership, corporation or association of which a director is a member, officer, director, trustee or employee is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof.  This paragraph shall not be construed to invalidate any such contract or transaction which would otherwise be valid under the common and statutory law applicable thereto.

Section 8.5   Form of Records.   Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.  The corporation shall so covert any records so kept upon the request of any person entitled to inspect the same.

Section 8.6   Amendment of Bylaws.   In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to adopt, amend, alter, change, rescind and repeal the bylaws of the corporation in whole or in part.  Except where the Certificate of Incorporation of the corporation requires a higher vote, the bylaws of the corporation may also be adopted, amended, altered, changed, rescind or repealed in whole or in part at any annual or special meeting of the stockholders by the affirmative vote of two-thirds of the shares of the corporation of outstanding and entitled to vote thereon.